Exhibit 10.51

Termination Agreement

Party A:  Beijing Ambow Online Software Co., Ltd.

Party B:  Xuejun Xie, Jianguo Xue

Party A and Party B has mutually agreed on the termination, and reached the following agreement:

1.	The “Loan Agreement”, “Share Pledge Agreement” and “Call Option Agreement” (hereinafter refer to as “Agreements”) was signed by both parties on _______________________. Both parties agreed to terminate the abovementioned Agreements from June 29th, not to execute, and not to pursue all the responsibilities and consequences arising from the Agreements.

2.	This agreement takes into effect after being signed and sealed by both parties.

3.	The agreement shall be made in three copies with the same legal effect, in which Party A shall hold one copy and Party B shall hold two copies respectively.

Party A (Seal):

Representative (Signature):

[           /2017]

Party B (Signature):

[           /2017]